Exhibit 4.2
NOTATION OF GUARANTEE
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 20, 2006 (the “Indenture”) among Maxcom Telecomunicaciones, S.A. de C.V. (the “Company”), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

MAXCOM SERVICIOS ADMINISTRATIVOS, S.A. DE C.V.
By:	/s/ Jose Antonio Solbes
	Name:	Jose Antonio Solbes
	Title:	Chief Financial Officer

OUTSOURCING OPERADORA DE PERSONAL, S.A. DE C.V.
By:	/s/ Jose Antonio Solbes
	Name:	Jose Antonio Solbes
	Title:	Chief Financial Officer

TÉCNICOS ESPECIALIZADOS EN TELECOMUNICACIONES, S.A. DE C.V.
By:	/s/ Jose Antonio Solbes
	Name:	Jose Antonio Solbes
	Title:	Chief Financial Officer

CORPORATIVO EN TELECOMUNICACIONES, S.A. DE C.V.
By:	/s/ Jose Antonio Solbes
	Name:	Jose Antonio Solbes
	Title:	Chief Financial Officer

MAXCOM SF, S.A. DE C.V.
By:	/s/ Jose Antonio Solbes
	Name:	Jose Antonio Solbes
	Title:	Chief Financial Officer

MAXCOM TV, S.A. DE C.V.
By:	/s/ Jose Antonio Solbes
	Name:	Jose Antonio Solbes
	Title:	Chief Financial Officer

MAXCOM USA, INC.
By:	/s/ Jose Antonio Solbes
	Name:	Jose Antonio Solbes
	Title:	Chief Financial Officer

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